UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): November 9, 2026

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

710 North Tucker Boulevard, Suite 110, St. Louis, Missouri	63101
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STXS	NYSE American LLC

Item 1.01. Entry into a Material Definitive Agreement

On November 9, 2026, Stereotaxis, Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain accredited investors, including entities affiliated with certain members of our board of directors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, and the Investor agreed to purchase from the Company, convertible promissory notes issued by the Company (each, a “Note” and collectively, the “Notes”) in the aggregate original principal amount of up to $24.0 million (such financing, the “Note Financing”) consisting of (i) Notes in the aggregate original principal amount of $12.0 million (the “Initial Notes”) and (ii) additional Notes in the aggregate original principal amount of up to $12.0 million (the “Additional Notes”), subject to the satisfaction or waiver of the conditions set forth therein. The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The initial closing of the Note Financing occurred on November 9, 2026 (the “Initial Closing Date”).

Pursuant to the Purchase Agreement, the Company is not required to, but may at its own option, subject to the satisfaction of specified conditions, require the Investors to purchase the Additional Notes in up to two additional closings (each, an “Additional Closing”), provided that the aggregate original principal of the Additional Notes sold at the first such Additional Closing, if any, will be not less than $5.0 million, and the second Additional Closing, if any, must be for not less than the balance of unissued Additional Notes.

The Notes will mature on the third anniversary of the Initial Closing Date (unless accelerated due to an event of default) and bear interest at a rate of ten percent (10.0%) per annum on the basis of a 360-day year consisting of twelve 30-day months. The Company is required to make annual interest payments on the unpaid principal of the Notes in arrears on each anniversary of issuance date; however, unless mutually agreed by the parties to each Note, such annual interest payments will instead be deferred to maturity and paid in-kind on the then outstanding principal amount of each Note by adding the amount of such interest to the principal amount of such Note on the payment date, which will then constitute additional principal thereunder. The Company is not permitted to optionally prepay any Note before the maturity without the written consent of the holder of such Note.

The principal amount of each Note, plus all accrued and unpaid interest thereon, is convertible in whole or in part at the option of the holder thereof into shares of Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of such Note. The “Conversion Price” is equal to: (i) in the case of the Initial Notes, $1.21, which is a 30% premium to the 10-day VWAP Common Stock market price ending on the trading date prior to the Initial Closing Date, and (ii) in the case of each Additional Note, the lower of (i) $1.21 (the conversion price of the Initial Notes) and (ii) a 30% premium above the Company’s 10-day VWAP Common Stock market price at the time of such Additional Closing, but in no event less than the “Minimum Price” as defined in Section 713(c) of the NYSE American Company Listing Guide as may be applicable to such Additional Closing. The Conversion Price is subject to standard adjustments in the event of stock dividends, stock splits, combinations or similar events. The Company is obligated to provide notice in advance certain corporate events (as defined in the Notes) to enable holders of the Notes to elect to convert in anticipation of such corporate event(s).

Each Note may not be converted and shares of Common Stock may not be issued under the Note if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of a percentage specified by such Investor (ranging from 4.99% to 19.99%) of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Notes, the number of shares of Common Stock that may be issued upon conversion of the Notes (in the aggregate or to any particular older), which, when aggregated with any other related transactions that may be considered part of the same series of transactions, may not exceed the Exchange Cap or constitute a “change of control” under the rules of the NYSE American. The Exchange Cap means (i) 20,070,290 (which is equal to 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to Note Financing) or (ii) the issuance of a number of shares to any particular holder that would trigger a requirement for approval of the Company’s stockholders under the rules of the NYSE American.

The gross proceeds from Initial Closing of the Note Financing is $12.0 million, before deducting legal fees and transaction expenses. Subject to the satisfaction of certain conditions contained in the Purchase Agreement, the Company may receive additional gross proceeds upon the issuance of Additional Notes of up to $12.0 million in the aggregate at up to two Additional Closings. The Company intends to use the net proceeds from the Note Financing for working capital, to accelerate product commercialization, research and development and other general corporate purposes.

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The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions, including without limitation, the following covenants: until each of the Notes have been converted, redeemed or otherwise satisfied in accordance with its terms, (a) all payments due under the Notes will be senior in right of payment to all unsecured Indebtedness of the Company (as defined in the Notes) and effectively subordinated to senior secured Indebtedness of the Company to the extent of the value of the collateral securing such Indebtedness and (b) the Company will not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than (i) Indebtedness evidenced by the Notes, (ii) certain Permitted Indebtedness (as defined in the Notes) or (iii) Indebtedness expressly permitted in writing by the Investors holding a majority in principal amount of all Notes issued and then outstanding under the Purchase Agreement.

The Notes contain customary events of default including but not limited to: (i) failure to make payments when due under the Notes for a period that continues for three business days after written notice from the noteholder; (ii) bankruptcy or insolvency of the Company; (iii) failure to make any payment of principal on the maturity date thereof beyond the applicable grace period with respect thereto, if any, in respect of any Indebtedness (other than Indebtedness under the Notes) with an aggregate outstanding principal amount of more than $2.5 million or events of default or similar events occur, cause or permitting holders of $2.5 million to cause such debt to be accelerated and repaid; or (iv) entry of a final judgment or against the Company or any of its subsidiaries a final judgment or order for payment of over $2.5 million which is not insured (including self-insurance).

The Purchase Agreement also requires the Company to register the resale by the Investors of the Common Stock underlying the Notes, without regard to any beneficial ownership limitation on issuances under the Notes, but subject to the Exchange Cap. In order to minimize registration expenses, the Company may elect to file such resale registration statement in conjunction with a periodic report with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing does not purport to be a complete description of each of the Purchase Agreement and the Notes, and each such description is qualified in its entirety by reference to the full text of each such document, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2026.

On November 10, 2026, the Company issued a press release (the “Convertible Note Press Release”) regarding the Note Financing. A copy of the Convertible Note Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On November 10, 2026, the Company issued a press release (the “Earnings Press Release”) setting forth its financial results for the 2026 third quarter. A copy of the Earnings Press Release is being furnished as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on this this Current Report on Form 8-K (this “Form 8-K”) with respect to the indebtedness represented by the Notes is incorporated by reference in this Item 2.03.

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Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth under Item 1.01 of this Current Report on this Form 8-K with respect to the issuance of Company securities in connection with the Note Financing is incorporated herein by reference.

The issuance of the Notes (and the shares of Stereotaxis common stock issuable upon conversion thereof) were (or will be) made in accordance with the terms and subject to the conditions set forth in the Purchase Agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale are not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the Notes or the shares.

Forward-Looking Statements

This Current Report on Form 8-K (including the press releases furnished or filed herewith) includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These forward-looking statements include without limitation statements regarding the completion of the Note Financing, the ability to draw additional funds under the Note Financing following receipt of required regulatory approvals and the anticipated use of proceeds therefrom. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involving the following: the Company’s ability to manage expenses at sustainable levels; acceptance of the Company’s products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase its technology,; competitive factors; changes resulting from healthcare policy, dependence upon third-party vendors; timing of regulatory approvals including as it relates to both the products of the Company’s recently acquired subsidiary, Robocath, and its ability to make further draws on the Note Financing; the impact of pandemics or other disasters, statements generally relating to our recent acquisition of Robocath or the Note Financing, including any benefits expected from either of those transactions, as well as any plans, forecasts and other expectations with respect to Robocath’s business following the completion of the acquisition; and the other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 12, 2026, which is available on our website at https://ir.stereotaxis.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this Current Report and the press releases are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company’s control and may be revised, modified, delayed, or canceled.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Earnings Press Release, dated November 10, 2026
99.2	Convertible Note Press Release, dated November 10, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: November 10, 2026	By:	/s/ Kimberly R. Peery
	Name:	Kimberly R. Peery
	Title:	Chief Financial Officer

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